EXHIBIT 99.1

North Atlantic Trading Company, Inc.
257 Park Avenue South
New York, N.Y.  10010
COMPANY PRESS RELEASE



NORTH ATLANTIC TRADING COMPANY, INC. ANNOUNCES REDUCTION IN ADVERSE JUDGMENT IN LITIGATION WITH REPUBLIC TOBACCO COMPANY

New York, New York, November 25, 2003: As previously disclosed by North Atlantic Trading Company, Inc. (NATC) in its periodic reports filed with the Securities and Exchange Commission, NATC has been engaged in ongoing litigation with Republic Tobacco, L.P. (Republic). In April 2002, the District Court for the Northern District of Illinois granted a motion for summary judgment in favor of Republic finding NATC liable with respect to Republic's claims of defamation per se. On July 8, 2003, following a four-day trial, the jury returned a verdict in favor of Republic in the amount of $8.4 million for general damages and $10.2 million for punitive damages, for a total damage award of $18.6 million. NATC filed post-trial motions for a new trial and, in the alternative, for a reduction of the awards. On November 20, 2003, the District Court ruled that these awards were excessive and reduced the awards by approximately 60%, with the award of compensatory damages being reduced to $3.36 million and the award of punitive being reduced to $4.08 million, for a total of $7.44 million. The Court further ruled that, if Republic refuses to accept these reduced awards by December 10, 2003, a new trial will be granted with respect to these awards. NATC retains the right to, and may, appeal the finding of liability in this case as well as the amount of any awards resulting from the District Court's ruling or any new trial.

North Atlantic Trading Company, Inc. is a holding company which owns National Tobacco Company, L.P., North Atlantic Operating Company, Inc. (NAOC), North Atlantic Cigarette Company, Inc. (NACC), and its recently acquired subsidiary, Stoker, Inc. (Stoker). National Tobacco Company is the third largest manufacturer and marketer of loose leaf chewing tobacco in the United States, selling its products under the brand names BEECH-NUT, TROPHY, HAVANA BLOSSOM and DURANGO. NAOC is the largest importer and distributor in the United States of premium cigarette papers and related products, which are sold under the ZIG-ZAG brand name pursuant to an exclusive long-term distribution agreement with Bollore', S.A. NAOC also manufactures and distributes Make-Your-Own cigarette tobaccos under the ZIG-ZAG brand name, pursuant to its trademarks. NACC is a newly formed company created to market and distribute ZIG-ZAG Premium Cigarettes. Stoker manufactures and distributes loose leaf chewing tobacco under STOKER, OUR PRIDE and other brand names and Make-Your-Own cigarette tobaccos under STOKER, OLD HILLSIDE and other brand names.

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FORWARD-LOOKING STATEMENTS

Cautionary Note Regarding Forward-Looking Statements: Statements in this press release regarding NATC's intention to take certain actions regarding the litigation with Republic, which are not historical, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect NATC's current beliefs and intentions and are based upon information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause NATC to change its intentions from those expressed in, or implied by, such statements.

See additional risk factors described under "Quantitative and Qualitative Disclosures about Market Risk" in NATC's Annual Report on Form 10-K for the year ended December 31, 2002, and other factors detailed from time to time in NATC's other filings with the Securities and Exchange Commission. NATC undertakes no obligation to update or advise upon any such forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

For further information, contact:


Mr. David I. Brunson
President & Chief Financial Officer
1-212-253-4587

dbrunson@natcinc.net
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